CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accounts, we hereby consent to the incorporation by reference in this registration statement of our report dated March 20, 1995 included in Light Savers U.S.A. Inc.'s Form 10-KSB for the year ended December 31, 1995 and to all references to our Firm included in this registration statement on Form S-3 registering 4,200,000 shares of common stock.


                                             /s/ Arthur Andersen LLP
                                             -----------------------
                                             Arthur Andersen LLP


New York, New York
August 14, 1996